SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  April 20, 2000


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Thursday, April 20, 2000, the Company issued a press release pertaining to First Quarter 2000 results. The text of the press release is attached hereto as Exhibit 99.1.

Item 7.  Exhibit 99.1



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 2000


                          COVEST BANCSHARES, INC.

                          By:

                                /S/ James L. Roberts
                                James L. Roberts
                                President and
                                Chief Executive Officer

                          By:

                                /S/ Paul L. Larsen
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer




CoVest Bancshares, Inc. Reports 40 Percent Increase in Net Income

DES PLAINES, IL April 20, 2000 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,097,000 for the first quarter of 2000, up 40% over $786,000 for the same period last year. Basic earnings per share were $0.27 compared to $0.19 per share for the first quarter of 1999. Diluted earnings per share were $0.26, a 44% increase compared to $0.18 per share for first quarter 1999. Return on average assets was 0.78% compared to 0.59% in the first quarter of last year. Return on average equity was 9.51%, a 42% increase from 6.68% for the same period in 1999. The Company's efficiency ratio was 59.43% compared to 74.03% in the first quarter of 1999.

"We are pleased with the progress made during the first quarter of 2000 in continuing to convert CoVest Banc to a community bank" stated James L. Roberts, President and CEO.

Cash earnings (net earnings adjusted for the after tax impact of amortization of goodwill) for the first quarter of 2000 were $1,123,000, or $0.27 (basic) and $0.26 (diluted) earnings per share, compared to $812,000 or $0.20 (basic) and $0.19 (diluted) earnings per share for the same period in 1999.

Net interest income increased by $236,000, or 6%, for the first quarter of 2000 compared to the first quarter of 1999. A $28 million increase in average earning assets for the first quarter of 2000 versus the first quarter of 1999 accounted for part of this income increase, as did an increase in the total average loans outstanding to total assets of 82% for the first quarter of 2000, up from 73% during the like quarter of 1999. The Company's net interest margin averaged 3.10% for the first quarters of 2000 and 1999. The net spread averaged 2.53% for the first quarter of 2000, a 13 basis point decrease from 2.66% during the first quarter of 1999. An increase in average non-interest bearing liabilities offset the interest spread compression. The yield on average earning assets increased by 48 basis points while the cost of interest-bearing liabilities increased by 61 basis points. The Company expects the net interest margin to remain relatively constant during the next several quarters.

The provision for possible loan losses increased by $161,000 from $99,000 to $260,000 in the first quarter of 2000. This was a reflection of the 50% increase in commercial, commercial real estate, multi-family and construction loans since March 31, 1999. The provision for possible loan losses is anticipated to remain proportional for the next several quarters.

Non interest income decreased $372,000, or 36%, to $674,000 from the comparable quarter last year. Loan charges and servicing fees increased by $122,000 as the volume of loans increased. Mortgage Center income was down 84%, to $86,000 in the first quarter of 2000 compared to $536,000 in the similar quarter in 1999. The volume of new loans generated dropped to $7 million from $28 million during the first quarter of 1999. The higher level of interest rates had a major impact on mortgage loan refinancings and new loan generation. Of the $7 million generated in the first quarter of 2000, 51% were retained in the Bank's portfolio. During the first quarter of 1999, only 3% were retained in the Bank's portfolio. Based on current pending loans in process, management expects the second quarter to return to the same dollar levels experienced in 1999. About 30% of the new production is expected to be retained in the Bank's portfolio. Deposit related charges and fees decreased by $12,000 during the first quarter of 2000 as compared to the first quarter of 1999. During the first quarter of 2000, the Company recognized a loss of $88,000 from the sale of $6.8 million of municipal securities versus gains of $2,000 during the first quarter of 1999. The municipal securities sold were scheduled to mature within the next two years.

Non-interest expense decreased $805,000, or 22% for the first quarter of 2000 from the comparable quarter in 1999. Total compensation and benefit costs decreased $366,000 for the quarter ended March 31, 2000 versus March 31, 1999. During the first quarter of 1999, the Company recognized $182,000 in non-recurring employee termination expenses, as certain positions were eliminated to bring operating costs more in line with the revenue of the Bank. Mortgage center commissions and employee sales incentives decreased to $99,000 from $185,000 for the same period in 1999. There were decreases in building occupancy expenses of $33,000; the cost of Federal Deposit Insurance premiums decreased by $34,000 because of a lower assessment level; data processing expenses decreased by $26,000 as Y2K expenses were not present during 2000; and miscellaneous expenses decreased by $266,000. The Company's goal is to maintain an efficiency ratio in the 60% range.

At March 31, 2000, total non-performing assets amounted to $723,000, or 0.13% of total assets compared to $766,000, or 0.13% of total assets at December 31, 1999. These are first mortgage loans in various stages of foreclosure and one parcel of residential Other Real Estate Owned.

At March 31, 2000, the Allowance for Possible Loan Losses was $5.1 million, or 878% of non-performing loans, as compared to $4.8 million, a 631% coverage at December 31, 1999.

The Company's assets remained stable at $569 million as of March 31, 2000, as compared to $568 million at December 31, 1999. Loans receivable increased $3 million to $466 million as of March 31, 2000 versus $463 million outstanding as of December 31, 1999. Loan growth continued in multi-family loans by $6 million and commercial loans by $4.8 million. Commercial leases and construction loans have declined approximately $4 million and $ 2 million, respectively. Limited growth in the loan portfolio is expected during the remainder of 2000. Total investments have decreased by $8.2 million as a result of the sale of $6.8 million of municipal securities and mortgage-backed security paydowns. These funds increased the liquidity in interest bearing deposits at quarter-end by $7.7 million. Deposits increased 3% to $410 million as of March 31, 2000 compared to $398 million as of December 31, 1999. The growth has been centered in non-interest bearing deposits that grew by 14% and purchased certificates of deposit. In March 2000, the Bank introduced a High Yield Account. This account has a market sensitive rate of interest that is indexed to the 91-day Treasury Bill weekly auction rate.
All balances over $2,500 are tiered to this market interest rate. The Company is focused on growing High Yield account balances and attracting new commercial deposit accounts. These funds will be used to pay down purchased CD's and FHLB borrowings.

Stockholders' equity totaled $46 million at March 31, 2000. The number of common shares outstanding was 4,075,723 and the book value per common share outstanding was $11.36. The Company completed its 17th stock repurchase program on February 3, 2000. A total of 100,000 shares were repurchased at an average price of $14.84. The Company announced its 18th stock repurchase program on February 3, 2000, enabling the Company to repurchase 100,000 shares of its outstanding stock. To date, 39,822 shares have been repurchased at an average price of $10.38.

SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, our implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                     THREE MONTHS ENDED
                                  MAR. 31,         MAR. 31,
                                    2000             1999         % CHANGE
                                -----------      -----------      ---------
Earnings:

  Net Interest Income (FTE)      $4,204,000       $3,999,000          5%

  Net Income                     $1,097,000       $  786,000         40%

  Per Share

    Earnings                          $0.27            $0.19         42%

    Diluted Earnings                  $0.26            $0.18         44%

Key Ratios:

  Return on Average Assets             0.78%            0.59%        32%

  Return on Average Equity             9.51%            6.68%        42%

  Net Interest Margin                  3.10%            3.10%         0%

  Efficiency Ratio                    59.43%           74.03%       -20%

  Average Stockholders' Equity to
    Average Assets                     8.13%            8.56%        -5%

  Risk-Based Capital Ratios:

    Tier I                            12.05            12.67         -5%

    Total                             13.30            13.93         -5%

Common Stock Data

  Cash Dividends Declared Per Share   $0.08            $0.08          0%

  Book Value Per Share               $11.36           $11.08          3%

  Price/Earnings Ratio                 8.89X           16.91X       -47%

COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)


                                           MAR. 31,     DEC. 31,
(Dollars in thousands)                       2000         1999
                                          --------      --------

ASSETS
------
CASH AND CASH EQUIVALENTS                 $  7,992   $    9,027

INTEREST BEARING DEPOSITS                    9,308        1,590

INVESTMENTS:
  Securities Available-for-Sale             44,441       51,702
  Mortgage-Backed Securities and
    Related Securities Available-
    for-Sale                                17,840       18,759
  Federal Home Loan Bank Stock and
   FRB Stock                                 6,529        6,529
                                          --------     --------
TOTAL INVESTMENTS                           68,810       76,990

LOANS RECEIVABLE:
  Commercial Loans                          22,205       17,426
  Multi-Family Loans                       132,120      126,109
  Commercial Real Estate Loans              72,956       74,284
  Construction Loans                        44,051       46,177
  Commercial/Municipal Leases               17,652       22,029
  Mortgage Loans                           129,506      130,160
  Consumer Loans                            51,742       51,239
  Mortgage Loans held for Sale                 364          106
                                          --------     --------
    TOTAL LOANS RECEIVABLE                 470,596      467,530
  Allowance for Possible Loan Loss         ( 5,091)     ( 4,833)
                                          --------     --------
LOANS RECEIVABLE, NET                      465,505      462,697

ACCRUED INTEREST RECEIVABLE                  3,163        3,437
PREMISES AND EQUIPMENT                      10,461       10,669
OTHER ASSETS                                 4,137        4,086
                                          --------     --------
TOTAL ASSETS                              $569,376     $568,496
                                          ========     ========

                                           MAR. 31,     DEC. 31,
                                             2000         1999
                                          ---------    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
  Deposits:
Non-Interest Bearing                     $  22,385    $  19,691
Interest Bearing Checking                   22,181       21,930
Savings Accounts                            49,449       49,700
Money Market Accounts                       91,857       88,779
Certificates of Deposit                    174,668      173,782
Purchased CDs                               49,490       44,173
                                          --------     --------
                                           410,030      398,055
  Short-Term Borrowings and Securities
    Sold U/A to Repurchase                  85,627       85,004
  Long-Term Advances from Federal
    Home Loan Bank                          19,000       29,000
  Advances from Borrowers for
    Taxes and Insurance                      3,302        4,640
  Accrued Expenses and Other Liabilities     5,109        5,523
                                          --------     --------
TOTAL LIABILITIES                          523,068      522,222


STOCKHOLDERS' EQUITY:
  Common Stock, par value $.01 per share;
    7,500,000 authorized shares; 4,403,803
    shares issued at 3/31/00 and 12/31/99
    respectively                                44           44
  Additional Paid-in Capital                17,824       17,919
  Retained Earnings                         34,285       33,514
  Treasury Stock, 328,080 shares and
    299,796 shares, held at cost 3/31/00
    and 12/31/99 respectively               (4,563)      (4,312)
  Unearned Stock Award                           0          (14)
  Accumulated Other Comprehensive
    (Loss)                                  (1,282)        (877)
                                         ---------     --------
TOTAL STOCKHOLDERS' EQUITY                  46,308       46,274
                                         ---------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                   $   569,376     $568,496
                                         =========     ========

COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF INCOME            THREE MONTHS ENDED
(Unaudited)                                 MAR. 31,     MAR. 31,
(Dollars in thousands)                       2000         1999
                                          ---------    ---------
INTEREST INCOME
  Loans and Leases Receivable              $ 9,247      $ 7,593
  Interest Bearing Deposits at Banks           117          387
  Mortgage-Backed and Related Securities       318          508
  Taxable Securities                           538          477
  Tax Exempt Securities                        101          156
  Other Interest and Dividend Income           117          129
                                          --------     --------
  Total Interest Income                     10,438        9,250
INTEREST EXPENSE
  Deposits                                   4,826        3,676
  Advances from Federal Home Loan Bank       1,341        1,603
  Other Borrowed Money                         119           55
                                          --------     --------
  Total Interest Expense                     6,286        5,334
NET INTEREST INCOME                          4,152        3,916
  Provision for Possible Loan Losses           260           99
NET INTEREST INCOME AFTER PROVISION       --------     --------
  FOR POSSIBLE LOAN LOSSES                   3,892        3,817
NON-INTEREST INCOME
  Loan Servicing Fees                          324          202
  Mortgage Center Income                        86          536
  Deposit Related Charges and Fees             225          237
  Gain on Sale of Securities                   (88)           2
  Insurance and Annuity Commissions             60           39
  Other                                         66           30
                                          --------     --------
  Total Non-Interest Income                    673        1,046
NON-INTEREST EXPENSE
  Compensation and Benefits                  1,492        1,858
  Commissions and Incentives                    99          185
  Occupancy and Equipment                      494          527
  Federal Insurance Premium                     19           53
  Data Processing                              218          244
  Advertising                                   91           92
  Other Real estate Owned                        0            2
  Other                                        455          712
                                          --------     --------
TOTAL NON-INTEREST EXPENSE                   2,868        3,673
                                          --------     --------
INCOME BEFORE TAXES                          1,697        1,190
  Income Tax Provision                        (600)        (404)
                                          --------     --------
NET INCOME                                 $ 1,097      $   786
                                          ========     ========

COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                                    THREE MONTHS ENDED
                                ----------------------------------------------------------------------------------------
                                             MARCH 31, 2000                                   MARCH 31, 1999
                                -----------------------------------------        ---------------------------------------
                                                                AVERAGE                                          AVERAGE
                                   AVERAGE                       YIELD/             AVERAGE                       YIELD/
                                   BALANCE        INTEREST        COST              BALANCE        INTEREST        COST
                                -----------------------------------------        ---------------------------------------
INTEREST-EARNING ASSETS:
  Commercial Loans (A)(B)         $18,205         $   334         7.34%           $  9,334         $  136         5.83%
  Commercial Real Estate (B)       74,252           1,487         8.01              61,918          1,324         8.55
  Multi-Family Loans (B)          123,956           2,446         7.89              65,167          1,274         7.82
  Construction Loans (B)           45,201           1,166        10.32              35,792            796         8.89
  Commercial/Muni Leases           19,747             308         6.24              32,897            518         6.30
  Mortgage Loans (A)(B)           130,011           2,393         7.36             144,385          2,609         7.23
  Consumer Loans                   51,263           1,113         8.68              44,953            936         8.32
  Securities                       53,785             808         6.01              57,213            845         5.91
  Mortgage-Backed and
    Related Securities             18,317             318         6.94              30,485            508         6.67
  Other Investments                 8,466             117         5.53              33,554            387         4.61
                                -----------------------------------------        ---------------------------------------
Total Interest-Earning Assets    $543,203         $10,490         7.72%           $515,698        $ 9,333         7.24%
Non-Interest Earning Assets        17,621                                           21,576
                                -----------------------------------------        ---------------------------------------
TOTAL ASSETS                     $560,824                                         $537,274
                                =========================================        =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 22,417         $    61         1.09%           $ 22,607       $     59         1.04%
  Savings                          49,529             308         2.49              52,444            323         2.46
  Money Market                     89,484           1,206         5.39              80,778            865         4.28
  Certificates of Deposits        174,262           2,439         5.60             185,124          2,429         5.25
  Purchased CDs                    50,311             812         6.46                   0              0         0.00
  FHLB Advances                    89,824           1,341         5.97             120,000          1,603         5.34
  Other Borrowed Funds              8,759             119         5.43               4,997             55         4.40
                                -----------------------------------------        ---------------------------------------
Total Interest-Bearing
  Liabilities                    $484,586         $ 6,286         5.19%           $465,950         $5,334         4.58%

Other Liabilities                  30,070                                           24,285
                                -----------------------------------------        ---------------------------------------
TOTAL LIABILITIES                $514,656                                         $490,235
                                -----------------------------------------        ---------------------------------------
Stockholders' Equity               46,168                                           47,039
                                -----------------------------------------        ---------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $560,824                                         $537,274
                                =========================================        =======================================
NET INTEREST INCOME                               $ 4,204                                          $3,999
                                -----------------------------------------        ---------------------------------------
NET INTEREST RATE SPREAD (3)                                      2.53%                                           2.66%
                                -----------------------------------------        ---------------------------------------
NET INTEREST MARGIN (4)                                           3.10%                                           3.10%
                                -----------------------------------------        ---------------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.